Agilent Announces New Organizational Structure to Support its Market-Focused Strategy

SANTA CLARA, Calif., Nov. 25, 2024 -- Agilent Technologies Inc. (NYSE: A) today announced a new organizational structure to accelerate the company’s operational transformation to drive higher growth through a market-focused, customer-centric enterprise strategy. The new structure, including new leadership roles, takes effect immediately.

“This is an important step in our transformation to become a nimbler company that puts our customers and our markets first,” said Agilent President and CEO Padraig McDonnell. “It builds on Agilent’s legacy of success and evolves our business to further strengthen our performance, sharpen our focus, and accelerate our market-focused solutions.”

The New Structure

The new structure organizes Agilent’s businesses according to its end markets and customers. It will enable closer collaboration among the business groups and better execution on cross-division, customer-first priorities.

Below are the three new business groups:

•
Life Sciences and Diagnostics Markets Group (LDG) represents 38%1 of Agilent’s revenue and is primarily focused on Agilent’s pharma, biopharma, clinical, and diagnostics end markets.

LDG provides a comprehensive portfolio of leading technology platforms and solutions to serve Agilent customers’ value chain — including research and discovery, development and scale-up, production of therapeutics, and development of critical cancer diagnostics.

LDG includes liquid chromatography and mass spectrometry instrument platforms, cell and biomolecular analysis, specialized CDMO services, pathology, companion diagnostics, and genomics.

1 Revenue percentage estimates for each group are based on fiscal year 2024 revenue.

•
Applied Markets Group (AMG) represents 20%2 of Agilent’s revenue and is primarily focused on the food, environmental, forensics, chemicals, and advanced materials markets.

AMG will focus on growing Agilent’s leadership in these markets and accelerating growth in new areas of the market.

AMG includes gas chromatography and mass spectrometry, spectroscopy, and vacuum technology platforms.

•
Agilent CrossLab Group (ACG) represents 42%3 of Agilent’s revenue and is focused on supporting our customers in all our end markets.

ACG will accelerate and strengthen customer connections across all Agilent end markets. The group is uniquely positioned to leverage its comprehensive portfolio and capabilities. This will further enhance the installed base of instruments with targeted workflows and applications that drive critical outcomes and productivity in labs.

ACG includes services, software and informatics, automation, and consumables.

Business Group Leadership

•
Simon May will serve as president of LDG. Simon recently served as president of the Diagnostics and Genomics Group (DGG). Prior to joining Agilent earlier this year, Simon was executive vice president and president of the Life Science Group at Bio-Rad Laboratories.
•
Mike Zhang has been promoted to president of AMG. Most recently, Mike was vice president and general manager of our gas chromatography and mass spectrometry product line. Mike is a 22-year veteran of Agilent. Phil Binns, former president of the Life Sciences and Applied Markets group (LSAG), will retire in April 2025 after supporting the transition to the new business group structure.

2 ibid.

3 ibid.

•
Angelica Riemann will continue to serve as president of ACG. Angelica is a 25-year veteran of Agilent and prior to her current role she served as vice president and general manager of ACG’s Services Division.

Agilent Analyst and Investor Day

Agilent will share additional details about the company’s market-focused, customer-first enterprise strategy and transformation at its Analyst and Investor Day on Dec. 17, 2024. The event will be webcast and available for replay afterwards. See details here.

Reporting Changes

Later today, Agilent will release fourth-quarter fiscal 2024 financial results. These results will be reported under the existing fiscal year 2024 organizational structure.

Agilent’s first-quarter 2025 results will be reported under the new organizational structure. Agilent will issue an 8-K before the company’s Analyst and Investor Day with a recast of the previous three years of financial reporting to reflect the new structure. Agilent will release a recast 10-K reflecting the new structure in March 2025.

Forward Looking Statement

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, statements regarding Agilent’s new organizational structure, operational transformation and market-focused, customer-centric strategy, including the effects on Agilent’s performance, focus and market-focused solutions; growth; leadership; collaboration and execution; customer connections and leveraging Agilent’s portfolio and capabilities. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of Agilent’s customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing; the ability to meet and achieve the benefits of its new organizational structure, operational transformation and market-focused strategy and otherwise successfully adapt to continuing changes in business conditions; the impact of geopolitical uncertainties and global economic conditions on its operations, its markets and its ability to conduct business; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the fiscal quarter ended July 31, 2024. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is a global leader in analytical and clinical laboratory technologies, delivering insights and innovation that help our customers bring great science to life. Agilent’s full range of solutions includes instruments, software, services, and expertise that provide trusted answers to our customers' most challenging questions. The company generated revenue of $6.83 billion in fiscal 2023 and employs approximately 18,000 people worldwide. Information about Agilent is available at www.agilent.com. To receive the latest Agilent news, subscribe to the Agilent Newsroom. Follow Agilent on LinkedIn and Facebook.

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